Exhibit g.1.i

Execution

AMENDMENT AND JOINDER

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) dated August 27, 2020 (“Effective Date”) is by and among Virtus Alternative Solutions Trust, Virtus Asset Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Variable Insurance Trust and VATS Offshore Fund, Ltd. (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Virtus Alternative Solutions Trust entered into a Custody Agreement dated as of March 21, 2014, as amended (the “Agreement”) relating to BNY Mellon’s provision of custody services. A Joinder Agreement and Amendments to Custody Agreement were entered into among the parties on September 5, 2017, December 1, 2018, March 8, 2019, May 22, 2019, September 1, 2019 and November 18, 2020 for the purpose of amending the Agreement and/or adding or removing certain Funds.

B.	BNY Mellon and each Fund desire that each Fund be a party to the Agreement and receive the custody services set forth in the Agreement and desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Amendment and Joinder, each Fund and BNY Mellon agree to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each Fund listed at Schedule I shall be considered to have a separate agreement with such Fund and BNY Mellon and hereby appoints BNY Mellon to provide custody services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services. For clarity, even if a Fund is not registered under the U.S. Investment Company Act of 1940, the Fund is intended to be a party under the FCM Agreement.

2.	With respect to section 1.3(c) of the Agreement, “, both state and federal,” is hereby deleted from that section.

3.	With respect to section 1.3(h) of the Agreement, “(as if such Series were an entity registered under the ’40 Act)” is hereby added to the end of that section.

Execution

4.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

5.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

(e)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

Execution

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

VIRTUS ALTERNATIVE SOLUTIONS TRUST VATS OFFSHORE FUND LTD.
VIRTUS ASSET TRUST VIRTUS EQUITY TRUST
VIRTUS OPPORTUNITIES TRUST VIRTUS RETIREMENT TRUST
VIRTUS VARIABLE INSURANCE TRUST

By:	W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	EVP, CF and Treasurer

Address for Notices:

[Applicable Fund(s)]

One Financial Plaza

Hartford, Connecticut 06103

Attention: Suneeta Krishnan

With a copy to:

Virtus Fund Services, LLC

One Financial Plaza
Hartford, Connecticut 06103

Attention: Counsel

THE BANK OF NEW YORK MELLON
By:	Robert C. Jordan
Name:	Robert C. Jordan
Title:	Director

Address for Notices:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: General Counsel

Execution

SCHEDULE I

THIS SCHEDULE I, amended and restated as of August 27, 2020, is the Schedule I to that certain Custody Agreement dated as of March 21, 2014, as amended, between each investment company on Schedule I and The Bank of New York Mellon.

List of Funds and Portfolios

VIRTUS ALTERNATIVE SOLUTIONS TRUST

Virtus Aviva Multi-Strategy Target Return Fund

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund

VATS OFFSHORE FUND LTD.1

VIRTUS ASSET TRUST

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix Ultra-Short Bond Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Silvant Small-Cap Growth Stock Fund

Virtus SGA International Growth Fund

Virtus Zevenbergen Innovative Growth Stock Fund

VIRTUS EQUITY TRUST

Virtus KAR Capital Growth Fund

Virtus KAR Equity Income Fund

(formerly, Virtus Rampart Enhanced Core Equity Fund)

Virtus KAR Global Quality Dividend Fund

Virtus KAR Mid-Cap Core Fund

Virtus KAR Mid-Cap Growth Fund

Virtus KAR Small-Cap Core Fund

Virtus KAR Small-Cap Growth Fund

Virtus KAR Small-Cap Value Fund

Virtus KAR Small-Mid Cap Core Fund

Virtus SGA Emerging Markets Growth Fund

Virtus SGA Global Growth Fund

Virtus Tactical Allocation Fund

1 Servicing expected to commence September 1, 2020.

Execution

VIRTUS OPPORTUNITIES TRUST

Virtus Duff & Phelps Global Infrastructure Fund

Virtus Duff & Phelps Global Real Estate Securities Fund

Virtus Duff & Phelps International Real Estate Securities Fund

Virtus Duff & Phelps Real Asset Fund

(formerly, Virtus Rampart Alternatives Diversifier Fund)

Virtus Duff & Phelps Real Estate Securities Fund

Virtus Herzfeld Fund2

Virtus Horizon Wealth Masters Fund2

Virtus KAR Emerging Markets Small-Cap Fund

Virtus KAR International Small-Cap Fund

Virtus KAR International Small-Mid Cap Fund

Virtus Newfleet Core Plus Bond Fund

Virtus Newfleet High Yield Fund

Virtus Newfleet Low Duration Core Plus Bond Fund

Virtus Newfleet Multi-Sector Intermediate Bond Fund

Virtus Newfleet Multi-Sector Short Term Bond Fund

Virtus Newfleet Senior Floating Rate Fund

Virtus Newfleet Tax-Exempt Bond Fund

Virtus FORT Trend Fund

(formerly, Virtus Rampart Equity Trend Fund)

Virtus Rampart Multi-Asset Trend Fund3

Virtus Rampart Sector Trend Fund3

Virtus Vontobel Emerging Markets Opportunities Fund

Virtus Vontobel Foreign Opportunities Fund

Virtus Vontobel Global Opportunities Fund

Virtus Vontobel Greater European Opportunities Fund

VIRTUS RETIREMENT TRUST

None

VIRTUS VARIABLE INSURANCE TRUST

Virtus Duff & Phelps Real Estate Securities Series

Virtus KAR Capital Growth Series

Virtus KAR Equity Income Series

(formerly, Virtus Rampart Enhanced Core Equity Series)

Virtus KAR Small-Cap Growth Series

Virtus KAR Small-Cap Value Series

Virtus Newfleet Multi-Sector Intermediate Bond Series

Virtus SGA International Growth Series

Virtus Strategic Allocation Series

2 Fund liquidated August 18, 2020. Will not appear on future versions of Schedule I.

3 Fund expected to merge into Virtus Tactical Allocation Fund, a series of Virtus Equity Trust, on or about September 18, 2020, if approved by shareholders. Will not appear on future versions of Schedule I if such merger occurs as expected.